UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2017

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry Into a Material Definitive Agreement.

On September 15, 2017, uniQure N.V. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (“Leerink”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, offer and sell to or through Leerink, acting as agent and/or principal, up to 5,000,000 ordinary shares, nominal value €0.05 per share (the “Placement Shares”). The issuance and sale, if any, of the Placement Shares by the Company under the Agreement is subject to the filing of a prospectus supplement to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, as amended on May 15, 2017 and declared effective by the SEC on May 26, 2017.

After the filing of the prospectus supplement, Leerink may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The NASDAQ Global Select Market or any other trading market for the Company’s ordinary shares in the United States, or sales to or through a market maker other than on an exchange. If authorized by the Company in writing, Leerink may also sell Placement Shares by any other method permitted by law, including negotiated transactions. Leerink will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). Leerink shall not purchase any Placement Shares on a principal basis pursuant to the Agreement, except as may otherwise be agreed in a separate written agreement.

The Company will pay Leerink a commission of 3.0% of the gross sales proceeds of any Placement Shares sold through Leerink, acting as agent, under the Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Leerink against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Rutgers Posch Visée Endedijk N.V. as to the legality of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

10.1	Sales Agreement dated September 15, 2017 by and between uniQure N.V. and Leerink Partners LLC

23.1	Consent of Rutgers Posch Visée Endedijk N.V. (contained in Exhibit 5.1)

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Rutgers Posch Visée Endedijk N.V. (Dutch counsel to the Company)

10.1	Sales Agreement dated September 15, 2017 by and between uniQure N.V. and Leerink Partners LLC

23.1	Consent of Rutgers Posch Visée Endedijk N.V. (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQURE N.V.
Date: September 18, 2017

	By:	/s/ MATTHEW KAPUSTA
Name: Matthew Kapusta
Title: Chief Executive Officer